Exhibit 10.3

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Amendment") is entered into on the Effective Date stated below, by and between SOCIETAL CDMO GAINESVILLE, LLC, a Massachusetts limited liability company ("Seller"), and WEEKLEY HOMES, LLC, a Delaware limited liability company ("Buyer").

RECITALS:

A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated August 11, 2022, as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated November 22, 2022, and that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated January 23, 2023, (collectively, the "Contract") for certain property located in Hall County, Georgia, as more particularly described in the Contract.

B. Seller and Buyer desire to amend the Contract as set forth below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.
Incorporation of Recitals. The recitals set forth above are incorporated herein and made a part of this Amendment to the same extent as if set forth herein in full.
2.
Defined Terms. Capitalized terms used but not defined in this Amendment will have the meanings given to them in the Contract.
3.
Entitlements. The last sentence in Section 7(a) is hereby deleted and replaced with the following:

"Buyer agrees to make its submittal for the Rezoning (which will be applied for and pursued in the order appropriate in the relevant jurisdiction) no later than June 2, 2023.

4.
Ratification of Contract; Conflict. The Contract, as amended by this Amendment, is hereby ratified and affirmed by Seller and Buyer and will continue in full force and effect. If any conflict arises between the terms of this Amendment and the terms of the Contract, the terms of this Amendment will control.
5.
Governing Law. This Amendment will be construed and enforced in accordance with the laws of the State of Georgia.
6.
Binding Effect; Entire Agreement. This Amendment: (a) is binding upon and inures to the benefit of the parties and their respective successors and assigns; (b) may be modified or amended only in writing signed by each party; (c) may be executed by electronic signatures, including DocuSign, and in several counterparts, and by the parties on separate counterparts, and each counterpart, when so executed and delivered, will constitute an original agreement, and all such separate counterparts will constitute one

Exhibit 10.3

and the same agreement; and (d) embodies the entire agreement and understanding between the parties with respect to the subject matter of this Amendment and supersedes all prior agreements relating to such subject matter.

[Signatures commence on following page]

Exhibit 10.3

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date of latest date set forth beside Purchaser's or Seller's signature below (the “Effective Date”).

SELLER:

SOCIETAL CDMO GAINESVILLE, LLC,
a Massachusetts limited liability company

By: /s/ Ryan D. Lake
Name: Ryan D. Lake
Title: CFO

Date: 4-21-2023

BUYER:

WEEKLEY HOMES, LLC,
a Delaware limited liability company

By: /s/ John Burchfield
Name: John Burchfield
Title: General Counsel

Date: 04/18/2023